UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Avanir Pharmaceuticals (the "Company") was notified that it had been awarded a $2 million research grant from the National Institutes of Health/National Institute of Allergy and Infectious Disease ("NIH") for ongoing research and development related to the Company’s fully human monoclonal antibody for the treatment of post-exposure anthrax infection (the "Anthrax Antibody"). Under the terms of the grant, the NIH will reimburse the Company for up to $2 million in certain expenses (including expenses incurred in the 90 days preceding the grant award date) related to the establishment of a cGMP manufacturing process and the testing of efficacy of the Anthrax Antibody.

On June 30, 2006, the Company issued a press release announcing the award of the NIH grant. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Press release, dated June 30, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

June 30, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 30, 2006